                                                                      Exhibit 11
                             GENESIS HEALTH VENTURES
                   COMPARATIVE EARNINGS PER SHARE CALCULATION
                    NINE MONTHS ENDED JUNE 30, 1996 AND 1995
                 (in thousands, except share and per share data)

                                                                                   6/30/96               6/30/95
                                                                               -----------------     ----------------

Primary Earnings Per Share:
     Reported earnings before debenture conversion expense                              $24,544              $17,508
     Debenture conversion expense, net of tax                                              (785)
     Extraordinary item, net of tax                                                                           (1,923)
                                                                               -----------------     ----------------
     Reported net income                                                                $23,759              $15,585
                                                                               -----------------     ----------------

     Weighted average shares & CSE's:                                                25,438,335           22,556,985
                                                                               -----------------     ----------------

     Primary EPS before debenture conversion expense                                      $0.96                $0.78
     Primary EPS - Debenture conversion expense                                          ($0.03)
     Primary EPS - Extraordinary item, net of tax                                                             ($0.09)
        change in accounting principle                                         -----------------     ----------------

     Primary EPS - Net income                                                             $0.93                $0.69

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense                              $24,544              $17,508
     Debenture conversion expense, net of tax                                              (785)
     Extraordinary item, net of tax                                                                           (1,923)
                                                                               -----------------     ----------------
     Reported net income                                                                 23,759               15,585
     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                               2,150                2,964
                                                                               -----------------     ----------------
     Adjusted net income                                                                $25,910              $18,549
                                                                               -----------------     ----------------

     Weighted average shares & CSE's:
         Common shares                                                               25,438,335           22,556,985
         Additional option shares                                                        55,000               17,400
         Convertible Debenture shares                                                 3,865,526            5,710,407
                                                                               -----------------     ----------------
         Total                                                                       29,358,861           28,284,792
                                                                               -----------------     ----------------



     Fully diluted EPS before debenture conversion expense                                $0.91                $0.72
     Fully diluted EPS - Debenture conversion expense                                    ($0.03)
     Fully diluted EPS - Extraordinary item, net of tax                                                        (0.06)
                                                                               =================     ================
     Fully diluted EPS - Net income                                                       $0.88                $0.66
                                                                               =================     ================

                   COMPARATIVE EARNINGS PER SHARE CALCULATION
                     QUARTERS ENDED JUNE 30, 1996 AND 1995
                 (in thousands, except share and per share data)

                                                                                   6/30/96               6/30/95
                                                                               -----------------     ----------------

Primary Earnings Per Share:
     Reported earnings before debenture conversion expense                              $10,189               $6,885
         and extraordinary item
     Debenture conversion expense, net of tax                                               (98)
     Extraordinary item, net of tax                                                                           (1,923)
                                                                               -----------------     ----------------
     Reported net income                                                                $10,091               $4,962
                                                                               -----------------     ----------------

     Weighted average shares & CSE's:                                                27,507,276           22,635,350
                                                                               -----------------     ----------------

     Primary EPS before debenture conversion expense                                      $0.37                $0.30
     Primary EPS - Debenture conversion expense                                          ($0.00)
     Primary EPS - Extraordinary item, net of tax                                                             ($0.08)
                                                                               =================     ================
     Primary EPS - Net income                                                             $0.37                $0.22
                                                                               =================     ================

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense                              $10,189               $6,885
     Debenture conversion expense, net of tax                                              ($98)
     Extraordinary item, net of tax                                                                           (1,923)
                                                                               -----------------     ----------------
     Reported net income                                                                $10,091               $4,962
                                                                               -----------------     ----------------
     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                                 665                  997
                                                                               -----------------     ----------------
     Adjusted net income                                                                $10,756               $5,959
                                                                               -----------------     ----------------

     Weighted average shares & CSE's:
         Common shares                                                               27,507,276           22,635,350
         Additional option shares                                                       111,696               42,068
         Convertible Debenture shares                                                 3,489,419            5,710,407
                                                                               -----------------     ----------------
         Total                                                                       31,108,391           28,387,825
                                                                               -----------------     ----------------

     Fully diluted EPS before debenture conversion expense                                $0.35                $0.28
     Fully diluted EPS - Debenture conversion expense                                    ($0.00)
     Fully diluted EPS - Extraordinary item, net of tax                                                       ($0.07)
                                                                               =================     ================
     Fully diluted EPS - Net income                                                       $0.35                $0.21
                                                                               =================     ================